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                                   EXHIBIT 21

                          SUBSIDIARIES OF UNION CAMP(1)

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                                                                     Jurisdiction
                                                                          of
Name of Subsidiary                                                   Incorporation
------------------                                                   -------------
ABC Container Corporation...............................................Delaware

The Alling & Cory Company...............................................New York

Cartonajes Union, S.A......................................................Spain

Escort City Enterprises Ltd..............................................England

        Union Camp Chemicals Limited.....................................England

Fleetwood Container & Display, Inc....................................California

Forest Land Investments, Inc............................................Delaware

Puerto Rico Container Company, Inc......................................Delaware

Transtates Properties Incorporated......................................Delaware

        The Branigar Organization, Inc..................................Illinois

               Branigar Credit Corporation..............................Illinois

Union Camp Business Development Corporation.............................Delaware

U.C. Realty Corporation.................................................Delaware

Union Camp Holding B.V...........................................The Netherlands

Union Camp Patent Holding, Inc..........................................Delaware

        Bush Boake Allen Inc............................................Virginia

               A. Boake Roberts & Company
                  (Holding) Ltd..........................................England

               Bush Boake Allen Limited..................................England


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
Union Camp Foreign Sales Corporation....................................Barbados

Union Camp Holdings Chile S.A..............................................Chile

        Union Camp Chile S.A...............................................Chile

Union Camp Holdings Limited..................................Republic of Ireland

        Union Camp Ireland Limited...........................Republic of Ireland

Union Camp Hong Kong Limited...........................................Hong Kong

Union Camp International Sales Corporation..............................Delaware

Union Camp Technology, Inc..............................................Virginia

Union Camp Trading S.A.................................................Argentina

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(1) The names of other  subsidiaries  have  been  omitted,  since  such  unnamed subsidiaries in the aggregate would not constitute a significant subsidiary.

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